SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 8, 2004 (June 30, 2004)

TRAFFIX, INC.

(Exact Name of registrant as specified in its charter)

Delaware	0-27046	22-3322277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Blue Hill Plaza
Pearl River, New York		10965
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 620-1212

TRAFFIX, INC.

INDEX TO FORM 8-K

FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

JULY 8, 2004

ITEMS IN FORM 8-K

Item 2.                    Acquisition or Disposition of Assets.

On June 30, 2004, we, through our wholly-owned subsidiary, New Send, Inc., acquired substantially all of the assets (including net working capital of approximately $500,000) and certain of the liabilities of SendTraffic.com Inc. (“SendTraffic”) and The Traffic Group LLC (“The Traffic Group”, and with SendTraffic, the “Sellers”), two privately-held search engine marketing companies, pursuant to an Asset Acquisition Agreement dated June 9, 2004, as amended on June 29, 2004 (collectively, the “Agreement”) by and among New Send, Inc., the Sellers, the stockholders of the Sellers, Greg Byrnes and Craig Handleman (the “Stockholders”), and our Company.

The purchase price was approximately $5.43 million, comprised of $1.68 million in shares of our common stock and $3.75 million in cash. In addition, we agreed to pay SendTraffic a contingent earn out of $2.5 million if SendTraffic generates EBITDA (as quantified in the Agreement) of $3.75 million in the first year following the closing, an additional $2.5 million if SendTraffic generates EBITDA of $4.75 million in the second year following the closing, and an additional $2.5 million if SendTraffic generates EBITDA of $5.75 million in the third year following the closing.  If SendTraffic generates certain lower agreed upon annual EBITDA benchmarks, we will pay a portion of the contingent earn out payments.  The contingent earn out, if earned, will be paid in a combination of cash and stock in accordance with the Agreement.

At the closing, each of the Stockholders entered into five-year employment contracts with New Send, Inc.

In connection with the acquisition, we have granted SendTraffic certain piggy-back and demand registration rights for the shares issued it at closing and for the shares potentially to be issued it as part of the contingent earn out described above.

The amount of consideration payable was determined as a result of arm’s length negotiations between the Stockholders and us.  No prior material relationship existed between the Sellers or any Stockholder and us or any of our affiliates, any director or officer of our Company, or any associate of any such director or officer.

We funded the cash payment component of the consideration for the acquisition, and expect to make any cash earn out payments to Sellers, from our available working capital.

We issued a press release on July 1, 2004 announcing the closing of this transaction, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as an exhibit hereto.

Item 7.                                                           Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired

The financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than September 13, 2004 (which is 60 days after the date this Form 8-K must be filed with the Commission).

(b)                                  Pro Forma Financial Information

The financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than September 13, 2004 (which is 60 days after the date this Form 8-K must be filed with the Commission).

(c)                                  Exhibits

Exhibit Number	Description

10.1*	June 9, 2004 Asset Acquisition Agreement

10.2*	June 29, 2004 Amendment No. 1 to the Asset Acquisition Agreement

99.1*	July 1, 2004 Press Release

*   Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2004	TRAFFIX, INC.

	By:	/s/ Jeffrey L. Schwartz
Jeffrey L. Schwartz
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1*	June 9, 2004 Asset Acquisition Agreement

10.2*	June 29, 2004 Amendment No. 1 to the Asset Acquisition Agreement

99.1*	July 1, 2004 Press Release

*   Filed herewith